Exhibit 4.1

Azure Power Global Limited

C/o AAA Global Services Ltd

1st Floor, The Exchange, 18 Cybercity, Ebene, Mauritius

COMPANY NUMBER: 127946 C1/GBL

CERTIFICATE NUMBER	NUMBER OF SHARES

INCORPORATED ON THE 30TH JANUARY 2015 UNDER THE COMPANIES ACT 2001 OF MAURITIUS

This is to certify that .............................................................. of ................................................... is the registered proprietor of .............................................................................................., numbered as under, subject to the Companies Act 2001.

DISTINCTIVE NUMBERS		NUMBER OF
FROM	TO	SHARES	This XXth MM YYYY

			.....................................	.....................................

			Director	Secretary